As filed with the Securities and Exchange Commission on July 15, 2011

Registration No. 333-174217

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	01-0609375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Elizabeth Chandler

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 581-8573

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
8.375% Senior Subordinated Notes due 2020	$200,000,000	100%	$200,000,000	$23,220*
Guarantees of 8.375% Senior Subordinated Notes due 2020(2)	—	—		— (3)*
Total	$200,000,000	100%	$200,000,000	$23,220*

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	See inside facing page for registrant guarantors.
(3)	In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.
*	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
AF Motors L.L.C.	Delaware	5500	59-3604214
ANL L.P.	Delaware	5500	59-3503188
Arkansas Automotive Services, L.L.C.	Delaware	5500	27-1386071
Asbury AR Niss L.L.C.	Delaware	5500	84-1666361
Asbury Atlanta AC L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Chevrolet L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Hon L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Inf L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Lex L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Toy L.L.C.	Delaware	5500	26-2192047
Asbury Atlanta VL L.L.C.	Delaware	5500	58-2241119
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	5500	71-0817515
Asbury Automotive Arkansas L.L.C.	Delaware	5500	71-0817514
Asbury Automotive Atlanta II L.L.C.	Delaware	5500	26-1923764
Asbury Automotive Atlanta L.L.C.	Delaware	5500	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	5500	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	5500	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	5500	59-3604210
Asbury Automotive Fresno L.L.C.	Delaware	5500	03-0508496
Asbury Automotive Group L.L.C.	Delaware	5500	23-2790555
Asbury Automotive Jacksonville GP L.L.C.	Delaware	5500	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	5500	59-3512662
Asbury Automotive Management L.L.C.	Delaware	5500	23-3006304
Asbury Automotive Mississippi L.L.C.	Delaware	5500	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	5500	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	5500	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	5500	52-2106837
Asbury Automotive Southern California L.L.C.	Delaware	5500	16-1676796
Asbury Automotive St. Louis II L.L.C.	Delaware	5500	26-2753770
Asbury Automotive St. Louis, L.L.C.	Delaware	5500	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	5500	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	5500	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	5500	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	5500	11-3816183
Asbury Deland Imports 2, L.L.C.	Delaware	5500	59-3629420
Asbury Fresno Imports L.L.C.	Delaware	5500	03-0508500
Asbury Jax AC, L.L.C.	Delaware	5500	45-0551011
Asbury Jax Holdings, L.P.	Delaware	5500	59-3516633
Asbury Jax Hon L.L.C.	Delaware	5500	02-0811016
Asbury Jax K, L.L.C.	Delaware	5500	36-4572826
Asbury Jax Management L.L.C.	Delaware	5500	59-3503187
Asbury Jax VW, L.L.C.	Delaware	5500	02-0811020
Asbury MS Chev, L.L.C.	Delaware	5500	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	5500	64-0939974
Asbury No Cal Niss L.L.C.	Delaware	5500	05-0605055

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Asbury Sacramento Imports L.L.C.	Delaware	5500	33-1080505
Asbury So Cal DC L.L.C.	Delaware	5500	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	5500	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	5500	59-3781893
Asbury St. Louis Cadillac L.L.C.	Delaware	5500	43-1767192
Asbury St. Louis FSKR, L.L.C.	Delaware	5500	27-1076730
Asbury St. Louis Lex L.L.C.	Delaware	5500	43-1767192
Asbury St. Louis LR L.L.C.	Delaware	5500	43-1799300
Asbury St. Louis M, L.L.C.	Delaware	5500	27-3214624
Asbury Tampa Management L.L.C.	Delaware	5500	59-2512657
Asbury Texas D FSKR, L.L.C.	Delaware	5500	27-1076393
Asbury Texas H FSKR, L.L.C.	Delaware	5500	27-1076640
Asbury-Deland Imports L.L.C.	Delaware	5500	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	5500	58-2241119
Avenues Motors, Ltd.	Florida	5500	59-3381433
Bayway Financial Services, L.P.	Delaware	6141	59-3503190
BFP Motors L.L.C.	Delaware	5500	30-0217335
C&O Properties, Ltd.	Florida	5500	59-2495022
Camco Finance II L.L.C.	Delaware	6141	52-2106838
CFP Motors, Ltd.	Florida	5500	65-0414571
CH Motors, Ltd.	Florida	5500	59-3185442
CHO Partnership, Ltd.	Florida	5500	59-3041549
CK Chevrolet LLC	Delaware	5500	59-3580820
CK Motors LLC	Delaware	5500	59-3580825
CN Motors, Ltd.	Florida	5500	59-3185448
Coggin Automotive Corp.	Florida	5500	59-1285803
Coggin Cars L.L.C.	Delaware	5500	59-3624906
Coggin Chevrolet L.L.C.	Delaware	5500	59-3624905
Coggin Management, L.P.	Delaware	5500	59-3503191
CP-GMC Motors, Ltd.	Florida	5500	59-3185453
Crown Acura/Nissan, LLC	North Carolina	5500	56-1975265
Crown CHH L.L.C.	Delaware	5500	52-2106838
Crown CHO L.L.C.	Delaware	5500	84-1617218
Crown CHV L.L.C.	Delaware	5500	52-2106838
Crown FDO L.L.C.	Delaware	5500	04-3623132
Crown FFO Holdings L.L.C.	Delaware	5500	56-2182741
Crown FFO L.L.C.	Delaware	5500	56-2165412
Crown GAC L.L.C.	Delaware	5500	52-2106838
Crown GBM L.L.C.	Delaware	5500	52-2106838
Crown GCA L.L.C.	Delaware	5500	14-1854150
Crown GDO L.L.C.	Delaware	5500	52-2106838
Crown GHO L.L.C.	Delaware	5500	52-2106838
Crown GNI L.L.C.	Delaware	5500	52-2106838
Crown GPG L.L.C.	Delaware	5500	52-2106838
Crown GVO L.L.C.	Delaware	5500	52-2106838
Crown Honda, LLC	North Carolina	5500	56-1975264
Crown Motorcar Company L.L.C.	Delaware	5500	62-1860414
Crown PBM L.L.C.	Delaware	5500	14-2004771
Crown RIA L.L.C.	Delaware	5500	52-2106838
Crown RIB L.L.C.	Delaware	5500	56-2125835
Crown SJC L.L.C.	Delaware	5500	81-0630983
Crown SNI L.L.C.	Delaware	5500	30-0199361
CSA Imports L.L.C.	Delaware	5500	59-3631079
Escude-NN L.L.C.	Delaware	5500	64-0922808
Escude-NS L.L.C.	Delaware	5500	64-0922811

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Escude-T L.L.C.	Delaware	5500	64-0922812
Florida Automotive Services L.L.C.	Delaware	5500	26-3828097
HFP Motors L.L.C.	Delaware	5500	06-1631102
JC Dealer Systems L.L.C.	Delaware	5500	58-2628641
KP Motors L.L.C.	Delaware	5500	06-1629064
McDavid Austin-Acra, L.L.C.	Delaware	5500	11-3816170
McDavid Frisco-Hon, L.L.C.	Delaware	5500	11-3816176
McDavid Grande, L.L.C.	Delaware	5500	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	5500	11-3816178
McDavid Houston-Niss, L.L.C.	Delaware	5500	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	5500	11-3816175
McDavid Outfitters, L.L.C.	Delaware	5500	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	5500	11-3816179
Mid-Atlantic Automotive Services, L.L.C.	Delaware	5500	27-1386312
Mississippi Automotive Services, L.L.C.	Delaware	5500	27-1386394
Missouri Automotive Services, L.L.C.	Delaware	5500	27-1386466
NP FLM L.L.C.	Delaware	5500	71-0819724
NP MZD L.L.C.	Delaware	5500	71-0819723
NP VKW L.L.C.	Delaware	5500	71-0819721
Plano Lincoln-Mercury, Inc.	Delaware	5500	75-2430953
Precision Computer Services, Inc.	Florida	5500	59-2867725
Precision Enterprises Tampa, Inc.	Florida	5500	59-2148481
Precision Infiniti, Inc.	Florida	5500	59-2958651
Precision Motorcars, Inc.	Florida	5500	59-1197700
Precision Nissan, Inc.	Florida	5500	59-2734672
Premier NSN L.L.C.	Delaware	5500	71-0819715
Premier Pon L.L.C.	Delaware	5500	71-0819714
Prestige Bay L.L.C.	Delaware	5500	71-0819719
Prestige Toy L.L.C.	Delaware	5500	71-0819720
Southern Atlantic Automotive Services, L.L.C.	Delaware	5500	37-1514247
Tampa Hund, L.P.	Delaware	5500	59-3512664
Tampa Kia, L.P.	Delaware	5500	59-3512666
Tampa LM, L.P.	Delaware	5500	52-2124362
Tampa Mit, L.P.	Delaware	5500	59-3512667
Texas Automotive Services, L.L.C.	Delaware	5500	27-1386537
Thomason Auto Credit Northwest, Inc.	Oregon	5500	93-1119211
Thomason Dam L.L.C.	Delaware	5500	93-1266231
Thomason FRD L.L.C.	Delaware	5500	93-1254703
Thomason Hund L.L.C.	Delaware	5500	93-1254690
Thomason Pontiac-GMC L.L.C.	Delaware	5500	43-1976952
WMZ Motors, L.P.	Delaware	5500	59-3512663
WTY Motors, L.P.	Delaware	5500	59-3512669

(1)	The address and phone number of each Registrant Guarantor is c/o Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, (770) 418-8200.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to Form S-4 (File No. 333-174217) (the “Registration Statement”) is being filed solely for the purpose of filing certain required exhibits hereto, and no other changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, such prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Asbury Automotive Group, Inc. has a provision in its certificate of incorporation eliminating such personal liability of its directors under such terms.

Unlike the certificate of incorporation of Plano Lincoln-Mercury, Inc., the certificate of incorporation of Asbury Automotive Group, Inc. indemnifies its directors and officers to the maximum extent allowed by Delaware law.

Asbury Automotive Group, Inc. has also entered into indemnification agreements with its directors and certain of its officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. Asbury Automotive Group, Inc. and the other Delaware registrants also maintain liability insurance for the benefit of their directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 5.02 of each of the limited liability company agreements of the limited liability companies listed below provides that each may indemnify its members, directors and officers of the company and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited liability company agreement or such person’s bad faith or (ii) the receipt by such person from the company of a personal benefit to which such person is or was not legally entitled.

Each of the following Delaware limited liability company registrants are subject to the foregoing provisions: AF Motors L.L.C., Arkansas Automotive Services, L.L.C., Asbury AR Niss L.L.C., Asbury Atlanta AC L.L.C., Asbury Atlanta AU L.L.C., Asbury Atlanta BM L.L.C., Asbury Atlanta Chevrolet L.L.C., Asbury Atlanta Hon L.L.C., Asbury Atlanta Inf L.L.C., Asbury Atlanta Infiniti L.L.C., Asbury Atlanta Jaguar L.L.C., Asbury Atlanta Lex L.L.C., Asbury Atlanta Nis L.L.C., Asbury Atlanta Toy L.L.C., Asbury Atlanta VL L.L.C., Asbury Automotive Arkansas Dealership Holdings L.L.C., Asbury Automotive Arkansas L.L.C., Asbury Automotive Atlanta II L.L.C., Asbury Automotive Atlanta L.L.C., Asbury Automotive Central Florida, L.L.C., Asbury Automotive Deland, L.L.C., Asbury Automotive Fresno L.L.C., Asbury Automotive Group L.L.C., Asbury Automotive Jacksonville GP L.L.C., Asbury Automotive Management L.L.C., Asbury Automotive Mississippi L.L.C., Asbury Automotive North Carolina Dealership Holdings L.L.C., Asbury Automotive North Carolina L.L.C., Asbury Automotive North Carolina Management L.L.C., Asbury Automotive North Carolina Real Estate Holdings L.L.C., Asbury Automotive Oregon L.L.C., Asbury Automotive Southern California L.L.C., Asbury Automotive St. Louis II L.L.C., Asbury Automotive St. Louis, L.L.C., Asbury Automotive Tampa GP L.L.C., Asbury Automotive Texas L.L.C., Asbury Automotive Texas Real Estate Holdings L.L.C., Asbury Deland Imports 2, L.L.C., Asbury Fresno Imports L.L.C., Asbury Jax AC L.L.C., Asbury Jax Hon L.L.C., Asbury Jax K, L.L.C., Asbury Jax Management L.L.C., Asbury Jax VW, L.L.C., Asbury MS Chev, L.L.C., Asbury MS Gray-Daniels L.L.C., Asbury No Cal Niss L.L.C., Asbury Sacramento Imports L.L.C., Asbury So Cal DC L.L.C., Asbury So Cal Hon L.L.C., Asbury So Cal Niss L.L.C., Asbury St. Louis Cadillac L.L.C., Asbury St. Louis FSKR, L.L.C., Asbury St. Louis Lex L.L.C., Asbury St. Louis LR L.L.C., Asbury St. Louis M, L.L.C., Asbury Tampa Management L.L.C., Asbury Texas D FSKR, L.L.C., Asbury Texas H FSKR, L.L.C., Asbury-Deland Imports L.L.C., Atlanta Real Estate Holdings L.L.C., BFP Motors L.L.C., Camco Finance II L.L.C., CK Chevrolet LLC, CK Motors LLC, Coggin Cars L.L.C., Coggin Chevrolet L.L.C., Crown CHH L.L.C., Crown CHO L.L.C., Crown CHV L.L.C., Crown FDO L.L.C., Crown FFO Holdings L.L.C., Crown FFO L.L.C., Crown GAC L.L.C., Crown GBM L.L.C., Crown GCA L.L.C., Crown GDO L.L.C., Crown GHO L.L.C., Crown GNI L.L.C., Crown GPG L.L.C., Crown GVO L.L.C., Crown Motorcar Company L.L.C., Crown PBM L.L.C., Crown RIA L.L.C., Crown RIB L.L.C., Crown SJC L.L.C., Crown SNI L.L.C., CSA Imports L.L.C., Escude-NN L.L.C., Escude-NS L.L.C., Escude-T L.L.C., Florida Automotive Services L.L.C., HFP Motors L.L.C., JC Dealer Systems L.L.C., KP Motors L.L.C., McDavid Austin-Acra, L.L.C., McDavid Frisco-Hon, L.L.C., McDavid Grande, L.L.C., McDavid Houston-Hon, L.L.C., McDavid Houston-Niss, L.L.C., McDavid Irving-Hon, L.L.C., McDavid Outfitters, L.L.C., McDavid Plano-Acra, L.L.C., Mid-Atlantic Automotive Services, L.L.C., Mississippi Automotive Services, L.L.C., Missouri Automotive Services, L.L.C., NP FLM L.L.C., NP MZD L.L.C., NP VKW L.L.C., Premier NSN L.L.C., Premier Pon L.L.C., Prestige Bay L.L.C., Prestige Toy L.L.C., Southern Atlantic Automotive Services, L.L.C., Texas Automotive Services, L.L.C., Thomason Dam L.L.C., Thomason FRD L.L.C., Thomason Hund L.L.C., Thomason Pontiac-GMC L.L.C.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) provides, in relevant part, that, subject to such standards and provisions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. Each of the following Delaware limited partnership registrants listed below are subject to the foregoing provisions: ANL L.P., Asbury Automotive Brandon, L.P., Asbury Automotive Jacksonville, L.P., Asbury Automotive Tampa, L.P., Asbury Jax Holdings, L.P., Bayway Financial Services, L.P., Coggin Management, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P. and WTY Motors, L.P.

Oregon Registrant

Section 60.391 of the Oregon Business Corporation Act (the “OBCA”) provides, in relevant part, that a corporation may indemnify any director who is made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided, however, that the corporation may not indemnify an individual if (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the individual was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 60.394 of the OBCA provides that, unless otherwise limited by its articles of incorporation, a corporation shall indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, Section 60.407 of the OBCA provides, in relevant part, that, unless a corporation’s articles of incorporation provide otherwise, any officer is entitled to such indemnification to the same extent as a director under Section 60.394.

Section 60.047 of the OBCA provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability: for any breach of the director’s duty of loyalty to the corporation or its shareholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for any unlawful distribution under Section 60.367 of the OBCA (pertaining to certain prohibited acts including unlawful distributions); or for any transaction from which the director derived an improper personal benefit. The articles of incorporation of Thomason Auto Credit Northwest, Inc. provide that such registrant indemnifies its directors and officers to the maximum extent allowed by Oregon law.

In addition, Thomason Auto Credit Northwest, Inc. may maintain liability insurance for the benefit of its directors and officers.

North Carolina Registrants

Section 57C-3-32 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that the articles of organization or written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty discharged in good faith as provided for in Section 57C-3-22 (other than for liability stemming from unlawful distributions under Section 57C-4-07) and may provide for indemnification of a manager, member, director or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the manager, member, director, or executive is a party because the person is or was a manager, member, director or executive; provided, however, that no provision permitted by Section 57C-3-32 as described above may limit, eliminate, or indemnify against the liability of a manager, director, or executive for (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date such provision became effective.

Section 57C-3-31 of the NCLLCA provides that, unless otherwise limited by its articles of organization or written operating agreement, a limited liability company must indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property and shall further indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by the person in connection with the proceeding.

Section 5.02 of each of the limited liability company agreements of the limited liability companies listed below provides that each may indemnify its members, directors and officers of the company and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of North Carolina; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited liability company agreement or such person’s bad faith or (ii) the receipt by such person from the company of a personal benefit to which such person is or was not legally entitled. Each of the following North Carolina limited liability company registrants are subject to the foregoing provisions: Crown Acura/Nissan, LLC and Crown Honda, LLC.

In addition, the North Carolina registrants may maintain liability insurance for the benefit of their directors and officers.

Florida Registrants

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides, in relevant part, that a corporation may indemnify any person who was or is a party to any proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of a corporation where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court. To the extent that any director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such person against expenses actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Each of the following Florida corporate registrants listed below are subject to the indemnification provision in accordance with Section 607.0850 of FBCA: Coggin Automotive Corp., Precision Computer Services, Inc., Precision Enterprises Tampa, Inc., Precision Infiniti, Inc., Precision Motorcars, Inc., and Precision Nissan, Inc.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below (with respect to CN Motors Ltd., Section 10.02 of its limited partnership agreement) provides that each may indemnify its partners, directors and officers of the partnership and any other designated person, on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Florida; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. In addition, Florida law requires a partnership to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. Each of the following Florida limited partnership registrants listed below are subject to the foregoing provisions: Avenues Motors, Ltd., C&O Properties, Ltd., CFP Motors, Ltd., CH Motors, Ltd., CHO Partnership, Ltd., CN Motors Ltd. and CP-GMC Motors, Ltd.

The Florida registrants may maintain liability insurance for the benefit of their directors and officers.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The following exhibits are filed as part of this Form S-4:

4.1.	Indenture, dated as of November 16, 2010, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and The Bank of New York Mellon, as Trustee, relating to the 8.375% Senior Subordinated Notes due 2020 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

4.2.	Form of 8.375% Senior Subordinated Notes due 2020 (included as Exhibit A in Exhibit 4.1 and filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

4.3.	First Supplemental Indenture, dated as of December 30, 2010, by and among Asbury Automotive Group, Inc., the Subsidiaries of Asbury Automotive Group, Inc. listed on Schedule II thereto, the other Guarantors listed on Schedule I thereto and The Bank of New York Mellon, as Trustee, related to the 8.375% Senior Subordinated Notes due 2020 (filed as Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011 and incorporated herein by reference)

4.4.	Registration Rights Agreement, dated November 16, 2010, by and among Asbury Automotive Group, Inc. and the parties identified on the signature pages thereto (filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

5.1.	Opinion of Jones Day*

5.2.	Opinion of Hill, Ward & Henderson, P.A.

5.3.	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard LLP

5.4.	Opinion of Stoel Rives LLP

12.1.	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1.	Consent of Jones Day (included in exhibit 5.1)*

23.2.	Consent of Hill, Ward & Henderson, P.A. (included in exhibit 5.2)

23.3.	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard LLP (included in exhibit 5.3)

23.4.	Consent of Stoel Rives LLP (included in exhibit 5.4)

23.5.	Consent of Ernst & Young LLP*

23.6.	Consent of Deloitte & Touche LLP*

24.1.	Power of Attorney*

25.1.	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon under the Indenture*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to DTC Participants*

99.4	Form of Letter to Clients*

*	Previously filed.

ITEM 22.	UNDERTAKINGS.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on July 15, 2011.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ CRAIG T. MONAGHAN
Name:	Craig T. Monaghan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ * Craig T. Monaghan	President and Chief Executive Officer, and Director (principal executive officer)

	/S/ SCOTT KRENZ Scott Krenz	Chief Financial Officer (principal financial officer)	July 15, 2011

	/s/ * Bryan C. Hanlon	Controller and Chief Accounting Officer

	/s/ * Charles R. Oglesby	Executive Chairman of the Board

	/s/ * Thomas C. DeLoach	Lead Independent Director

	/s/ * Janet M. Clarke	Director

	/s/ * Dennis E. Clements	Director

	/s/ * Michael J. Durham	Director

	/s/ * Juanita T. James	Director

	/s/ * Vernon E. Jordan, Jr.	Director

	/s/ * Eugene S. Katz	Director

	/s/ * Philip F. Maritz	Director

	/s/ * Jeffrey I. Wooley	Director

*By:	/s/ ELIZABETH B. CHANDLER Attorney-in-fact		July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, the State of Georgia, on July 15, 2011.

ASBURY AUTOMOTIVE GROUP L.L.C.

By:	/s/ CRAIG T. MONAGHAN
Name:	Craig T. Monaghan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ * Craig T. Monaghan	President, Chief Executive Officer and Director (principal executive officer)

	/s/ SCOTT KRENZ Scott Krenz	Principal Financial Officer	July 15, 2011

	/s/ * Michael S. Kearney	Director

	/s/ * Bryan C. Hanlon	Controller

*By:	/s/ ELIZABETH B. CHANDLER Attorney-in-fact		July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on July 15, 2011.

ASBURY AUTOMOTIVE MANAGEMENT L.L.C.

By:	/s/ CRAIG T. MONAGHAN
Name:	Craig T. Monaghan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ * Craig T. Monaghan	President, Chief Executive Officer and Director (principal executive officer)

	/s/ SCOTT KRENZ Scott Krenz	Principal Financial Officer	July 15, 2011

	/s/ * Michael S. Kearney	Executive Vice President and Director

	/s/ * Bryan C. Hanlon	Controller

*By:	/s/ ELIZABETH B. CHANDLER Attorney-in-fact		July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on July 15, 2011.

AF MOTORS, L.L.C.

ARKANSAS AUTOMOTIVE SERVICES, L.L.C.

ASBURY AR NISS L.L.C.

ASBURY ATLANTA AC L.L.C.

ASBURY ATLANTA AU L.L.C.

ASBURY ATLANTA BM L.L.C.

ASBURY ATLANTA CHEVROLET L.L.C.

ASBURY ATLANTA HON L.L.C.

ASBURY ATLANTA INF L.L.C.

ASBURY ATLANTA INFINITI L.L.C.

ASBURY ATLANTA JAGUAR L.L.C.

ASBURY ATLANTA LEX L.L.C.

ASBURY ATLANTA NIS L.L.C.

ASBURY ATLANTA TOY L.L.C.

ASBURY ATLANTA VL L.L.C.

ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C.

ASBURY AUTOMOTIVE ARKANSAS L.L.C.

ASBURY AUTOMOTIVE ATLANTA II L.L.C.

ASBURY AUTOMOTIVE ATLANTA L.L.C.

ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C.

ASBURY AUTOMOTIVE DELAND, L.L.C.

ASBURY AUTOMOTIVE FRESNO L.L.C.

ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.

ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C., AS GENERAL PARTNER OF

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.

ASBURY AUTOMOTIVE MISSISSIPPI L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS, L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA MANAGEMENT L.L.C.

ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS, L.L.C.

ASBURY AUTOMOTIVE OREGON L.L.C.

ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C.

ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.

ASBURY AUTOMOTIVE ST. LOUIS L.L.C.

ASBURY AUTOMOTIVE TAMPA GP L.L.C.

ASBURY AUTOMOTIVE TAMPA GP L.L.C., AS GENERAL PARTNER OF ASBURY AUTOMOTIVE TAMPA, L.P.

ASBURY AUTOMOTIVE TEXAS L.L.C.

ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS, L.L.C.

ASBURY DELAND IMPORTS 2, L.L.C.

ASBURY FRESNO IMPORTS L.L.C.

ASBURY JAX AC, LLC

ASBURY JAX HON L.L.C.

ASBURY JAX K L.L.C.

ASBURY JAX MANAGEMENT L.L.C.

ASBURY JAX MANAGEMENT L.L.C., AS GENERAL PARTNER OF

ANL, L.P.,

ASBURY JAX HOLDINGS, L.P.,

AVENUES MOTORS, LTD.,

BAYWAY FINANCIAL SERVICES, L.P.

C&O PROPERTIES, LTD.,

CFP MOTORS, LTD.,

CH MOTORS, LTD.,

CHO PARTNERSHIP, LTD.,

CN MOTORS, LTD.,

COGGIN MANAGEMENT, L.P. AND

CP-GMC MOTORS, LTD.

ASBURY JAX VW, L.L.C.

ASBURY MS CHEV L.L.C.

ASBURY MS GRAY-DANIELS L.L.C.

ASBURY NO CAL NISS L.L.C.

ASBURY SACRAMENTO IMPORTS L.L.C.

ASBURY SO CAL DC L.L.C.

ASBURY SO CAL HON L.L.C.

ASBURY SO CAL NISS L.L.C.

ASBURY ST. LOUIS CADILLAC L.L.C.

ASBURY ST. LOUIS FSKR, L.L.C.

ASBURY ST. LOUIS LEX L.L.C.

ASBURY ST. LOUIS LR L.L.C.

ASBURY ST. LOUIS M, L.L.C.

ASBURY TAMPA MANAGEMENT L.L.C.

ASBURY TAMPA MANAGEMENT L.L.C., AS GENERAL PARTNER OF

ASBURY AUTOMOTIVE BRANDON, L.P.,

TAMPA HUND, L.P.,

TAMPA KIA, L.P.,

TAMPA LM, L.P.,

TAMPA MIT, L.P.,

WMZ MOTORS, L.P. AND

WTY MOTORS, L.P.

ASBURY TEXAS D FSKR, L.L.C.

ASBURY TEXAS H FSKR, L.L.C.

ASBURY-DELAND IMPORTS, L.L.C.

ATLANTA REAL ESTATE HOLDINGS L.L.C.

BFP MOTORS L.L.C.

CAMCO FINANCE II L.L.C.

CK CHEVROLET L.L.C.

CK MOTORS LLC

COGGIN AUTOMOTIVE CORP.

COGGIN CARS L.L.C.

COGGIN CHEVROLET L.L.C.

CROWN ACURA/NISSAN, LLC

CROWN CHH L.L.C.

CROWN CHO L.L.C.

CROWN CHV L.L.C.

CROWN FDO L.L.C.

CROWN FFO HOLDINGS L.L.C.

CROWN FFO L.L.C.

CROWN GAC L.L.C.

CROWN GBM L.L.C.

CROWN GCA L.L.C.

CROWN GDO L.L.C.

CROWN GHO L.L.C.

CROWN GNI L.L.C.

CROWN GPG L.L.C.

CROWN GVO L.L.C.

CROWN HONDA, LLC

CROWN MOTORCAR COMPANY L.L.C.

CROWN PBM L.L.C.

CROWN RIA L.L.C.

CROWN RIB L.L.C.

CROWN SJC L.L.C.

CROWN SNI L.L.C.

CSA IMPORTS L.L.C.

ESCUDE-NN L.L.C.

ESCUDE-NS L.L.C.

ESCUDE-T L.L.C.

FLORIDA AUTOMOTIVE SERVICES L.L.C.

HFP MOTORS L.L.C.

JC DEALER SYSTEMS, LLC

KP MOTORS L.L.C.

MCDAVID AUSTIN-ACRA, L.L.C.

MCDAVID FRISCO-HON, L.L.C.

MCDAVID GRANDE, L.L.C.

MCDAVID HOUSTON-HON, L.L.C.

MCDAVID HOUSTON-NISS, L.L.C.

MCDAVID IRVING-HON, L.L.C.

MCDAVID OUTFITTERS, L.L.C.

MCDAVID PLANO-ACRA, L.L.C.

MID-ATLANTIC AUTOMOTIVE SERVICES, L.L.C.

MISSISSIPPI AUTOMOTIVE SERVICES, L.L.C.

MISSOURI AUTOMOTIVE SERVICES, L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

PLANO LINCOLN-MERCURY, INC.

PRECISION COMPUTER SERVICES, INC.

PRECISION ENTERPRISES TAMPA, INC.

PRECISION INFINITI, INC.

PRECISION MOTORCARS, INC.

PRECISION NISSAN, INC.

PREMIER NSN L.L.C.

PREMIER PON L.L.C.

PRESTIGE BAY L.L.C.

PRESTIGE TOY L.L.C.

SOUTHERN ATLANTIC AUTOMOTIVE SERVICES, L.L.C.

TEXAS AUTOMOTIVE SERVICES, L.L.C.

THOMASON AUTO CREDIT NORTHWEST, INC.

THOMASON DAM L.L.C.

THOMASON FRD L.L.C.

THOMASON HUND L.L.C.

THOMASON PONTIAC-GMC L.L.C.

By:	/s/ CRAIG T. MONAGHAN
Name:	Craig T. Monaghan
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ * Michael S. Kearney	President, Chief Executive Officer and Director (principal executive officer)

	/s/ * Bryan C. Hanlon	Controller

	/s/ * Craig T. Monaghan	Director

	/s/ KEITH STYLE Keith Style	Vice President and Chief Financial Officer (principal financial officer)	July 15, 2011

*By:	/s/ ELIZABETH B. CHANDLER Attorney-in-fact		July 15, 2011

Exhibit List

4.1.	Indenture, dated as of November 16, 2010, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and The Bank of New York Mellon, as Trustee, relating to the 8.375% Senior Subordinated Notes due 2020 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

4.2.	Form of 8.375% Senior Subordinated Notes due 2020 (included as Exhibit A in Exhibit 4.1 and filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

4.3.	First Supplemental Indenture, dated as of December 30, 2010, by and among Asbury Automotive Group, Inc., the Subsidiaries of Asbury Automotive Group, Inc. listed on Schedule II thereto, the other Guarantors listed on Schedule I thereto and The Bank of New York Mellon, as Trustee, related to the 8.375% Senior Subordinated Notes due 2020 (filed as Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011 and incorporated herein by reference)

4.4.	Registration Rights Agreement, dated November 16, 2010, by and among Asbury Automotive Group, Inc. and the parties identified on the signature pages thereto (filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

5.1.	Opinion of Jones Day*

5.2.	Opinion of Hill, Ward & Henderson, P.A.

5.3.	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard LLP

5.4.	Opinion of Stoel Rives LLP

12.1.	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1.	Consent of Jones Day (included in exhibit 5.1)*

23.2.	Consent of Hill, Ward & Henderson, P.A. (included in exhibit 5.2)

23.3.	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard LLP (included in exhibit 5.3)

23.4.	Consent of Stoel Rives LLP (included in exhibit 5.4)

23.5.	Consent of Ernst & Young LLP*

23.6.	Consent of Deloitte & Touche LLP*

24.1.	Power of Attorney*

25.1.	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon under the Indenture*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to DTC Participants*

99.4	Form of Letter to Clients*

*	Previously filed